EXHIBIT 99.2

Report of Independent Auditors

To the Board of Directors and Shareholders of Staffware plc:

In our opinion, the accompanying consolidated balance sheet and the related consolidated profit and loss account, statement of total recognised gains and losses and cash flow present fairly, in all material respects, the financial position of Staffware plc and its subsidiaries at 31 December 2003, and the results of their operations and their cash flows for the year ended 31 December 2003, in conformity with accounting principles generally accepted in the United Kingdom. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 26 to the consolidated financial statements.

/s/ PricewaterhouseCoopers LLP

West London, United Kingdom

15 March 2004, except for note 27, as to which the date is 6 August 2004

STAFFWARE

Consolidated Profit and Loss Account

		For the year ended 31 December 2003
	Note	£’000
Turnover	2	42,709
Operating Expenses	3	(39,921)

Operating profit		2,788
Interest receivable and similar income	5	722
Interest payable and similar charges	5	(25)

Profit on ordinary activities before taxation	4	3,485
Taxation on profit on ordinary activities	8	(1,261)

Profit attributable to shareholders		2,224
Dividends payable	9	(1,010)

Retained profit for the year	19	1,214

Basic earnings per share	10	15.4	p
Diluted earnings per share	10	14.9	p

There were no material differences between the profit on ordinary activities before tax and the retained profit for the year stated above and their historical cost equivalents.

The results arise from continuing operations.

The notes on pages 5 to 23 form a part of these financial statements.

STAFFWARE PLC

Consolidated Balance Sheet

		As at 31 December 2003
	Note	£’000
Fixed assets
Goodwill		6,733
Negative goodwill		(10)

Intangible assets	11	6,723
Tangible assets	12	2,416
Investment in own shares	13	1,227

		10,366
Current Assets
Debtors	15	13,723
Cash at bank and in hand		21,823

		35,546
Current liabilities
Creditors: amounts falling due within one year	16	(13,874)

Net current assets		21,672
Total assets less current liabilities		32,038
Creditors: amounts falling due after more than one year	16	(1)

Net assets		32,037

Capital and reserves
Called up ordinary share capital	17	1,460
Share premium account	19	30,906
Profit and loss account	19	(329)

Equity shareholders’ funds		32,037

The notes on pages 5 to 23 form part of these financial statements.

STAFFWARE PLC

Consolidated Cash Flow Statement

		For the year ended 31 December 2003
	Note	£’000	£’000
Net cash inflow from operating activities	20		5,599
Return on investments and servicing of finance
Interest received		722
Bank interest paid		(16)
Interest element on finance lease payments		(9)

Net cash inflows from returns on investments and servicing of finance			697
Taxation			(1,584)
Capital expenditure and financial investment
Purchase of tangible fixed assets		(1,021)
Sales of tangible fixed assets		38
Purchase of own shares		(1,227)

Net cash outflow for capital expenditure and financial investment			(2,210)
Equity dividends paid			(870)

Net cash inflow before financing			1,632
Financing
Issue of ordinary share capital		230
Capital element of finance lease payments		(70)

Net cash inflow from financing			160

Increase in net cash for the year	21/22		1,792

The notes on pages 5 to 23 form part of these financial statements.

STAFFWARE PLC

Reconciliation of Movement in Consolidated Equity Shareholders’ Funds

For the year ended 31 December 2003
£’000
Profit for the year	2,224
Ordinary dividends paid and proposed	(1,010)

1,214
New share capital issued	9
Share premium on new share issues	221
Exchange difference	589

Net increase in shareholders’ funds	2,033
Opening equity shareholders’ funds	30,004

Closing equity shareholders’ funds	32,037

Consolidated Statement of Group Total Recognised Gains and Losses

For the year ended 31 December 2003
£’000
Profit for the year	2,224
Foreign exchange translation differences	589

Total recognised profit since last annual financial statements	2,813

The notes on pages 5 to 23 form part of these financial statements.

STAFFWARE PLC

Notes to the Financial Statements for the year ended 31 December 2003

1. Accounting Policies

a) Basis of Preparation

The Group’s financial statements are drawn up under the historical cost convention and are in accordance with the Companies Act 1985 (except for the requirement to present comparative information) and applicable accounting standards. A summary of the more important Group accounting policies together with an explanation where changes have been made to previous policies in the adoption of new accounting standards in the year are set out below and have been applied consistently throughout the year under review.

In recognising revenue, the Group has adopted the amendment to FRS5 “Reporting Financial Performance-application note G” in these financial statements. The adoption of this amendment has had an insignificant impact in the current year and has not resulted in a change to the comparative figures.

b) Basis of Consolidation

The Group’s financial statements consolidate those of the Company and of its subsidiary undertakings (see note 14).

The results of subsidiary undertakings acquired during the year are included from the date that control passes to the Group. Profits or losses on inter-group transactions are eliminated in full.

On acquisition of a subsidiary, all of the subsidiary’s assets and liabilities which exist at the date of acquisition are recorded at their fair values reflecting their condition at that date. The financial statements of overseas subsidiaries are expressed in sterling using the closing rate method.

c) Goodwill

Goodwill represents the excess purchase consideration over the fair value of nets assets acquired. Goodwill arising on acquisition of subsidiaries is, in accordance with FRS 10, “Goodwill and Intangible Assets”, capitalised and amortised using the straight line method over a period of 10 years. The policy of amortising over 10 years has been chosen to reflect the directors’ estimate of the useful life of the assets. Goodwill arising on acquisitions prior to the implementation of FRS 10 has been written off to reserves. The goodwill previously written off will be charged to the profit and loss account on any subsequent disposal.

Negative goodwill is reflected at cost and released over the period expected to be benefited of 10 years.

d) Revenue Recognition

Turnover represents the total amount receivable by the Group for goods supplied and services provided excluding VAT.

The Group derives revenue from software licences, maintenance (post-contract customer support) and services. Sale of the Group’s software typically contains multiple elements, including the product licence, maintenance and other services. The Group allocates the total arrangement fee to each deliverable based on the relative fair value of each of the deliverables.

Licence revenues include fees from the sale of software developed and licenced by the Group. Licence fees are recognized when persuasive evidence of an arrangement exists, delivery has occurred, and the fee is fixed or determinable and probable of collection. Where the Group sells under extended payment terms of more than one year, the fee under these arrangements is recognised as payments from customers become due, assuming all other revenue recognition criteria have been met. Software licence fees billed and not recognised as revenue are included in deferred revenues.

Services revenues include consulting, implementation services and training. Services are generally separable from the other elements under the arrangement since the performance of the services is not essential to the functionality (i.e. does not involve significant production, modification or customisation of the software or building complex interfaces) of any other element of the transaction and are described in the contract such that the total price of the arrangement would be expected to vary as a result of the inclusion or exclusion of the services. Such revenues for services are recognised as the services are performed.

Where the performance of services is essential to the functionality of the software, the entire fees from the arrangement, including the software licence fees, are recognised on a contract accounting basis as the services are performed.

Maintenance fees associated with software licences include telephone support, bug fixes, and rights to upgrades on a when-and-if-available basis. These fees are invoiced in advance and recognised ratably over the maintenance period. Unrecognised maintenance fees are included in deferred revenue.

e) Tangible Fixed Assets

Tangible fixed assets are recorded at cost.

Depreciation is provided on such assets at rates calculated to write off the cost of assets to residual value over their estimated useful lives on the straight line basis, as follows:

Machinery and equipment 20% on cost

Leasehold improvements 15% on cost

Fixtures and fittings 15% on cost

Motor Vehicles 20% on cost

f) Research and Development

Research and development expenditure is charged to the profit and loss account in the period in which it is incurred.

Research and development expenditure includes an element of indirect central overheads allocated on a head count basis.

g) Deferred Taxation

Provision is made for deferred taxation liabilities and assets, using full provision accounting, otherwise known as incremental liability method, when an event has taken place by the balance sheet date which gives rise to an increased or reduced tax liability in the future. Deferred tax is measured at the average tax rate that are expected to apply in the period in which the timing differences are expected to reverse, based on tax rates and laws that have been enacted or substantially enacted by the balance sheet date. Deferred tax is measured on a non-discounted basis. Deferred tax assets are recognised to the extent that it is considered more likely than not that an asset will be recoverable in the foreseeable future.

h) Leased Assets

Assets held under finance leases and hire purchase contracts are capitalised in the Balance Sheet at their fair value together with the related obligation to pay future rentals and are depreciated in accordance with the Group’s normal policy. The interest element of the lease obligation is charged to the profit and loss account over the period of the lease using the straight line method.

All other leases are regarded as operating leases and the payments made under them are charged to the profit and loss account as they arise.

i) Foreign Currencies

Transactions in foreign currencies are recorded at the rate of exchange ruling at the date of the transaction. Differences arising on the settlement of the transactions are taken to the profit and loss account.

Exchange differences arising on the retranslation of inter-company loans and trading balances, which are considered part of the Company’s net investment in the overseas subsidiary undertakings, are taken directly to reserves.

The profit and loss accounts of overseas subsidiary undertakings are translated at the average monthly rate over the year. Differences arising on the retranslation to the closing rate are recorded as movements on reserves.

The balance sheets of overseas subsidiary undertakings are translated at the rate of exchange ruling at the balance sheet date. The exchange difference arising on the retranslation of opening net assets is taken directly to reserves.

j) Investments

Investments are included at cost less amounts written off for impairment.

k) Pensions

The Group operates money purchase pension policies and contributions are charged annually to the profit and loss account as and when they fall due.

l) Provisions

The policy of providing for bad debts has been on a specific basis.

m) Capitalisation of interest and finance costs

Group policy is to not capitalise interest and finance costs.

n) Financial Instruments

The Group’s financial instruments policy consist of holding debtors, creditors, cash, bank deposits and finance leases. These are all held at cost which is considered to be the fair market share.

o) Employee Share Schemes

The Group has established an Employee Share Ownership Trust. Where the Trust acquires shares in the Company, these shares are included within fixed asset investments at cost. Provision is made for any permanent diminution in value.

p) Share Options

The cost to the Company of granting shares or rights to shares, including options, to employees is charged to the profit and loss account over the period in which the benefit vests to the employees. The cost is calculated as the difference between the fair value of the shares at the date of grant and the cost to the employee of the rights.

The Group has established a Staffware Employee Share Ownership Trust which it uses to acquire and distribute shares to employees.

2. Segmental reporting

	Turnover	Profit on ordinary activities before taxation	Net Assets (Liabilities)
	2003	2003	2003
	£’000	£’000	£’000
Geographical analysis by origin
United Kingdom	17,689	1,200	35,587
Other European countries	11,908	774	867
Americas	5,910	297	(4,913)
Australia	3,181	513	362
Asia Pacific	1,240	187	(262)
Rest of World	2,781	514	396

	42,709	3,485	32,037

Turnover
2003
£’000
Geographical analysis of turnover by destination
United Kingdom	12,661
Other European countries	15,703
Americas	5,926
Australia	3,181
Asia Pacific	1,883
Rest of World	3,355

42,709

All turnover by destination is derived from external customers.

In the opinion of the Directors there is only one business sector.

3. Operating Expenses

2003
£’000
Staff costs	23,985
Depreciation of tangible fixed assets	921
Amortisation of intangible fixed assets	1,062
Other operating charges	13,953

39,921

4. Profit on Ordinary Activities Before Taxation is stated after charging

2003
£’000
Staff costs	23,985
Research and development expenditure	7,457
Depreciation of tangible fixed assets	921
Net amortization of intangible fixed assets	1,062
Loss on disposal of fixed assets	8
Auditors’ remuneration:
—statutory audit	209
—further assurance services	34
—tax services
—compliance services	41
—advisory services	21
Hire of plant and motor vehicles	67
Operating lease rentals
—land and buildings	1,285
Foreign exchange gain	(297)

Included in auditors’ remuneration is £93,000 in 2003 paid to PricewaterhouseCoopers LLP for the Company audit.

5. Interest

2003
£’000
Interest receivable:
—bank interest	681
—other	41

722

Interest payable:
—bank overdraft	16
—equipment finance leases	9

25

6. Directors’ and Employees’ Staff costs during the year

2003
£’000
Wages and salaries	21,409
Social security costs	2,295
Other pension costs	281

23,985

No.
The average number of staff during the year was:	348

Directors’ emoluments

2003
£’000
Directors’ remuneration	1,359
Pensions	39

1,398

The Directors’ remuneration disclosed (including pension contributions) includes amounts paid to:

2003
£’000
The highest paid Director	365

Retirement benefits are accruing to three Directors under a money purchase scheme.

Directors’ Detailed Emoluments

	Date of appointment (resignation) if after 01/01/03	Basic salary and fees	Benefits in Kind	Annual Bonus	Compen- sation for loss of office	Total 2003
		£’000	£’000	£’000	£’000	£’000
31 December 2003
Executive
John O’Connell		200	19	128	—	347
Robin Martin		130	14	82	—	226
Tim Perks		160	13	51	—	224
Jon Pyke	(30/09/03)	98	10	51	42	201
Paul Young		130	13	51	—	194
Non-Executive
Christopher Batterham		30	—	—	—	30
Chris Conway	01/06/03	18	—	—	—	18
David Thorpe	01/06/03	18	—	—	—	18
Paul Fullagar	(31/05/03)	15	—	—	43	58
Emrys Devanold	(31/05/03)	13	—	—	30	43

Total		812	69	363	115	1,359

In 2003, benefits in kind include the provision of car allowance, medical and life insurance.

Annual bonuses are aligned with the company’s performance.

Compensation for loss of office payments were at the discretion of the Remuneration Committee in 2003.

In addition to the amounts included in the table above (benefits in kind), John O’Connell is entitled to contributions to a personal pension plan at £18,108 per year. Robin Martin is entitled to contributions to a personal pension plan at £6,504 per year. Paul Young is entitled to contributions to a personal pension plan at £6,504 per year. Jon Pyke was entitled to contributions to a personal pension plan at £6,504 per year but resigned 30 September 2003. Paul Fullagar resigned 31 May 2003, was entitled to contribution to a personal pension plan at £7,200 per year whilst in service. Pensions are based on a percentage of basic salary.

Directors’ interests in share options

Details of options held by directors are given in the table below:

	Date of Grant	Scheme	Exercise period	Exercise price (pence)	Number at 1 Jan 2003 (10p shares)	Granted in year	Exercised/ lapsed in year	Number at 31 Dec 2003 (10p shares)
31 December 2003
Robin Martin	20/03/01	Unapproved	Mar 04-Feb 11	1,426	10,000	—	—	10,000
Robin Martin	09/10/01	Unapproved	Oct 04-Sept 11	237	15,000	—	—	15,000
Robin Martin	18/10/01	EMI	Oct 05-Sept 12	248	25,000	—	—	25,000
Robin Martin	01/12/02	SAYE	Oct 05-Oct 12	248	3,810	—	—	3,810
Robin Martin	29/09/03	Unapproved	Sep 06-Sep 13	597	—	21,776	—	21,776
Tim Perks	09/10/01	Approved	Oct 04-Sep 11	237	12,658	—	—	12,658
Tim Perks	09/10/01	Unapproved	Oct 04-Sep 11	237	27,342	—	—	27,342
Tim Perks	18/10/02	EMI	Oct 05-Oct 12	248	10,000	—	—	10,000
Tim Perks	01/12/02	SAYE	Oct 05-Oct 12	248	3,810	—	—	3,810
Tim Perks	29/09/03	Unapproved	Sep 06-Sep 13	597	—	26,801	—	26,801
Jon Pyke	20/03/01	Approved	Mar 04-Feb 11	1,426	1,052	—	—	1,052
Jon Pyke	20/03/01	Unapproved	Mar 04-Feb 11	1,426	3,948	—	—	3,948
Jon Pyke	09/10/01	Unapproved	Oct 04-Sep 11	237	5,000	—	—	5,000
Jon Pyke	18/10/02	EMI	Oct 05-Oct 12	248	20,000	—	20,000	—
Paul Young	20/03/01	Unapproved	Mar 04-Feb11	1,426	5,000	—	—	5,000
Paul Young	09/10/01	Unapproved	Oct 04-Sep 11	237	10,000	—	—	10,000
Paul Young	18/10/02	EMI	Oct 05-Oct 12	248	25,000	—	—	25,000
Paul Young	01/12/02	SAYE	Oct 05-Oct 12	248	3,810	—	—	3,810
Paul Young	18/10/02	Unapproved	Oct 05-Oct 12	597	—	21,776	—	21,776

No other Directors have been granted share options in the shares in the company or other Group entities. None of the terms and conditions of the share options were varied during the year. All options granted were in respect of qualifying services. The performance criteria of all the above share options were consistent with the remuneration policy.

The Remuneration Committee used its discretion in allowing John Pyke to retain his share options on his resignation.

The market price of the company’s shares at the end of the financial year was 580.0p and the range of market prices during the year was from 234.0p to 672.5p.

7. Gains made by Directors on share options

The table below shows gains made by individual Directors from the exercise of share options. The gains are calculated as at the exercise date, although the shares may have been retained. The 2003 market price of the Company’s shares at the date of exercise was £6.175.

2003 £’000
Jon Pyke (resigned on 30 September 2003)	74

Total gains on share options	74

8. Taxation on profit on ordinary activities

Total 2003
£’000
Current tax
UK Corporation tax on profit of the year	723
Adjustments in respect of previous years	(50)
Foreign tax	588

Total current tax on profit on ordinary activities	1261

The Group is reporting a tax charge of £1.261 million in 2003. This represented an effective taxation rate of 36.2% post amortisation of goodwill and 27.7% pre amortisation of goodwill.

The tax assessed for the period is higher than the standard rate of corporation tax in the UK (30%). The differences are explained below:-

2003
£’000
Profit on ordinary activities before tax	3,485
Profit on ordinary activities multiplied by standard rate in the UK 30%	1,046
Effects of:
Expenses not deductible for tax purposes	67
Amortisation of goodwill	318
Accelerated capital allowances and other timing differences	4
Utilisation of tax losses	(138)
Adjustments to tax charge in respect of previous period	(50)
Different rates on overseas earnings	14

Corporation tax charge	1,261

Deferred Tax

Potential deferred tax assets unrecognised

2003
£’000
Short term timing differences	433
Losses	984

Total	1,417

9. Dividends

2003
£’000
Final proposed ordinary dividend of 5.0p per share	720
Interim ordinary dividend paid of 2.0p per share	290

1,010

In 2003, the ESOP trust has waived its right to dividends on its holding of 200,000 own shares.

10. Earnings per Share

Basis of calculations

Basic earnings per share of 15.4p has been calculated on the profit on ordinary activities after taxation, of £2,223,810 and the weighted average number of shares in issue during the period of 14,445,877.

The weighted average number of shares in issue has been reduced by the purchase of 200,000 own shares by the Staffware Employee Ownership Trust. The weighted average number of these shares is 87,671 for the period to 31 December 2003.

Diluted earnings per share of 14.9p has been calculated on the profit on ordinary activities after taxation of £2,223,810. This has been applied to 14,969,024 being the weighted average number of shares in issue 14,445,877, and the weighted average number of options over ordinary shares 523,147. Share options have been diluted to reflect the most likely outcome at a point in time of meeting performance criteria.

11. Intangible Fixed Assets

	Negative goodwill	Goodwill	Total
	£’000	£’000	£’000
Cost	(21)	10,749	10,728

Amortisation
At 1 January 2003	(8)	3,079	3,071
Exchange adjustments	—	(128)	(128)
Amortisation of goodwill	(3)	1,065	1,062

At 31 December 2003	(11)	4,016	4,005

Net goodwill at 31 December 2003	(10)	6,733	6,723

12. Tangible Fixed Assets

	Machinery and equipment	Leasehold improvements	Fixtures and fittings	Motor vehicles	Total
	£’000s	£’000s	£’000s	£’000s	£’000s
Cost
At 1 January 2003	4,074	869	767	280	5,990
Difference on exchange	19	32	16	—	67
Additions	657	63	269	32	1,021
Disposals	(1,663)	—	(65)	(144)	(1,872)

At 31 December 2003	3,087	964	987	168	5,206

Depreciation
At 1 January 2003	2,760	249	505	161	3,675
Difference on exchange	6	6	10	—	22
Charges for year	590	149	131	51	921
Eliminated on disposals	(1,657)	—	(54)	(117)	(1,828)

At 31 December 2003	1,699	404	592	95	2,790

Net book value
At 31 December 2003	1,388	560	395	73	2,416

Included in the above are amounts in respect of assets held under finance leases and hire purchase contracts with a net book value of £24,838 on which depreciation of £14,188 has been charged in the year.

13. Fixed Assets—Investments in Own Shares

2003
£’000
Cost
At 1 January 2003	—
Additions	1,227
Disposals	—

At 31 December 2003	1,227

The Company has established a Staffware Employee Ownership Trust to be used in conjunction with the Share Option Schemes. The Trust may subscribe for shares in the Company, which it has granted in the form of options, or it may purchase shares on the open market. The Trust will transfer shares to employees on the exercise of their options. The Trust acquired 200,000 shares in the year. None were distributed and all remain held by the Trust as at 31 December 2003.

The market value of the shares in the Trust at 31 December 2003 was £1,160,000. In the opinion of the Directors this does not constitute a permanent diminution in value.

In compliance with UITF 13, the accounts of the Trust have been incorporated into the results of the Group as, although the Trust is controlled by independent trustees and their assets held separately from those of the Group, in practice the Group’s advice as to how the assets are used for the benefit of the employees is normally accepted. The Group bears the major risks and rewards of the assets held by the Trust until the shares vest unconditionally to the employees.

14. Investments in subsidiaries

Name	Holding	Country of incorporation and operation
Principal subsidiaries:
Staffware Corporation	100%	USA
Software Group Limited	100%	UK
Staffware GmbH	100%	Germany
SHE Information Systems BV	100%	The Netherlands
Staffware BV*	100%	The Netherlands
Staffware Belgium bvba**	100%	Belgium
AIC Software and Consulting GmbH	100%	Germany
Staffware Nordic AB	100%	Sweden
Staffware Pty Limited	100%	Australia
Staffware AS	100%	Denmark
Staffware (South Africa) Pty Limited	100%	South Africa
Staffware France SARL	100%	France
Staffware Limited	100%	Hong Kong
Staffware SL	100%	Spain
FPS Pty Limited***	100%	Australia
Staffware eCRM Inc	100%	USA
Staffware (Schweiz) AG	100%	Switzerland
Staffware Limited	100%	Japan
Staffware PTE Limited ****	100%	Singapore
Staffware Business Process Management India Private Limited****	100%	India

*	Held indirectly via SHE Information Systems BV
**	Held indirectly via Software Group Limited

  Both SHE Information Systems BV and Software Group Limited are holding companies

***	Held indirectly via Staffware Pty Limited
****	These companies were incorporated in 2003.

The above companies’, excluding the holding companies, principal activities are the provision of sales, marketing and support services in the computer software market.

The Group’s interest shown above is in the ordinary equity shares of each company.

15. Debtors

2003
£’000
Trade debtors	12,217
Other debtors	828
Prepayments	678

13,723

16. Creditors

2003
£’000
Amounts falling due within one year
Finance leases	8
Trade creditors	976
Corporation tax	659
Other taxation and social security	1,172
Accruals and deferred income	10,339
Proposed dividends	720

13,874

Amounts falling due after more than one year
Finance leases	9
Less: Current instalments due on amounts due on finance leases	(8)

1
Amounts due between one and two years	1
Amounts due between two and five years	—

1

The amounts due to finance companies are in respect of finance leases, and are secured on the related tangible fixed assets.

17. Share Capital

2003
£’000
Equity Shares
Authorised:
20,000,000 shares of 10p each	2,000

Alloted, called up and fully paid
14,600,860 ordinary shares of 10p each	1,460

The increase in share capital in the year ended 31 December 2003 of 90,660 ordinary shares of 10p each, for which a consideration of £230,009 was received on the exercise of share options.

18. Share Options

Following the approval of the new share option schemes at an extraordinary general meeting held on 28 May 2002 (“2002 EGM”) to increase the grant capacity to 15% of shares in issue, the Board has utilised 14.1% of the additional capacity in line with the prudent approach outlined to shareholders in the circular.

1997 Executive share option scheme

Under the terms of the 1997 Executive Share Scheme, the Board may offer options to purchase ordinary shares in the Company to full-time employees of the Group, including Directors, at a price not less than the higher of the nominal value and the market value of the shares. The 1997 Executive share option scheme is disclosed in the table below and no further share options will be issued under the scheme.

Options on ordinary shares which have been granted to employees of the Group in respect of the 1997 Executive share option scheme are all subject to performance criteria. The options are only exercisable when the EPS for the 3 financial years which have accounting year ends falling within the 3 year period shall have exceeded, in total, the EPS for the financial year end immediately preceding the date of the grant of the option by at least 60% more than the percentage increase in the RPI Index from the commencement of the first of the 3 financial year ends. This performance criterion has been met.

As at 31 December 2003, the following options were outstanding under this scheme:

Number of shares	Exercise price	Exercise period
100,000	279p	Oct 2000-Sep 2004

1998 Schemes

The Company established two Share Option Schemes in 1998, an Inland Revenue Approved Option Scheme and an Unapproved Share Option Scheme. In 2000 the Company established another unapproved share option scheme. Under the terms of the schemes, the Board may offer options to purchase ordinary shares in the Company to full-time employees of the Group, including Directors, at a price not less than the higher of the nominal value and the market value of the shares. Share options granted under the 1998 schemes between October 1998 and October 2001 have performance criteria attaching to certain individuals. The performance criteria for grants prior to April 2000 is the same as for the 1997 Executive share option scheme above. For all grants made on or after April 2000 the performance criteria was changed to be based on share price, such that options are only exercisable if the Staffware plc share price on the 3rd anniversary of the date of grant has increased at a compound growth rate averaged over the 3 years of 60% in total from the share price at the date of grant. The performance condition was not met for options granted in 1998 and 1999.

During the year, under the 1998 schemes, no options have lapsed due to the EPS performance criteria not being met. The options outstanding under these schemes as at 31 December 2003 are detailed in the table below:

1998 Inland Revenue approved share option scheme

As at 31 December 2003, the following options were outstanding under this scheme:

Number of shares	Exercise price	Exercise period
39,318	225p	Oct 2001-Sep 2008
21,856	313p	Apr 2002-Mar 2009
2,157	1,806p	Apr 2003-Mar 2010
34,675	2,992p	Sep 2003-Oct 2010
18,050	1,426p	Mar 2004-Feb 2011
35,989	237p	Oct 2004-Sep 2011

1998 Unapproved share option scheme

As at 31 December 2003, the following options were outstanding under this scheme:

Number of shares	Exercise price	Exercise period
13,228	225p	Oct 2001-Sep 2008
25,470	313p	Apr 2002-Mar 2009
32,479	1,806p	Apr 2003-Mar 2010
7,250	1,900p	May 2003-Apr 2010
46,343	2,992p	Sep 2003-Oct 2010
108,895	1,426p	Mar 2004-Feb 2011
179,938	237p	Oct 2004-Sep 2011
10,000	322p	Oct 2004-Sep 2011

2002 Share options schemes

No further options will be granted under any of the Company’s share option schemes above. Options already granted under these previous schemes will be unaffected. The new schemes introduced this year have been authorised by shareholder approval.

A discretionary share option scheme is in place under which eligible employees and directors may be granted a combination of Inland Revenue approved options and non-approved options. Options may be granted under the scheme to directors and employees within the period of 42 days of the announcement of the Company’s quarterly results and participation is at the discretion of the Company’s Remuneration Committee.

The scheme is operated on the basis that generally the value of shares under options granted under the scheme to individual participants in any year will not be greater than two times the level of that individual’s remuneration.

Any limits on individual or overall participation in the discretionary share option scheme incorporate the save as you earn scheme and the Enterprise Management Incentive options shown below.

Options granted under this scheme will be at an exercise price not less than the higher of the nominal value and market value of the shares and exercise is subject to the achievement of performance criteria set by the Remuneration Committee based upon growth in the Company’s earnings per share over a period of at least three years. Grants under the scheme are tested after 3 years then if not met each year against increased target up to 4 years on.

2002 Approved share option scheme

As at 31 December 2003, the following options were outstanding under this scheme:

Number of shares	Exercise price	Exercise period
22,219	597p	Sep 2006-Sep 2013

2002 Unapproved share option scheme

As at 31 December 2003, the following options were outstanding under this scheme:

Number of shares	Exercise price	Exercise period
226,000	248p	Oct 2005-Oct 2012
323,345	597p	Sep 2006-Sep 2013
8,800	643p	Oct 2006-Oct 2013

Save As You Earn Scheme

(All Employee Scheme — excludes USA and France)

The save as you earn scheme allows employees to enter into a saving arrangement for a period of three years. Employees are invited to join and request an amount to subscribe up to a maximum value of £250 per month per person. If the grant is over subscribed then it is scaled down in a manner proportional to the amount requested.

As at 31 December 2003, the following options were outstanding under this scheme:

Number of shares	Exercise price	Exercise period
208,518	248p	Oct 2005-Apr 2006
28,218	597p	Sep 2006-Mar 2007

Enterprise Management Incentive (“EMI”) Options

The EMI options individual agreements enables employees to acquire Company shares in a tax efficient manner and it is intended that EMI options will generally be granted to Directors and Senior Executives in the Group. Options granted under this scheme will be at an exercise price not less than the higher of the nominal value and the market value of the shares. The performance criteria attaching to this scheme is the same as that of the Discretionary share option scheme above.

As at 31 December 2003, the following options were outstanding under the EMI agreements:

Number of shares	Exercise price	Exercise period
182,000	248p	Oct 2005-Oct 2012

2003 Employee Stock Purchase Plan (‘SPP’)

(USA Employees only scheme)

The SSP is intended to provide USA employees with an opportunity to purchase shares through accumulated payroll deduction under an ‘Employee Stock Purchase Plan’ (as defined in the Internal Revenue Code of 1986). The aggregate number of shares which may be issued under the SPP is 125,000.

As at 31 December 2003, the following options were outstanding under the SPP agreements:

Number of shares	Exercise price	Exercise period
17,528	597p	Dec 2005-Mar 2006

The market price of the Company’s shares at 31 December 2003 was 580p. During the year the highest market price of the Company’s shares was 672.5p and the lowest was 234p.

19. Reserves

	Share premium account	Profit and loss account
	£’000	£’000
As at 1 January 2003	30,685	(2,132)
Share options exercised	221	—
Retained profit for the year	—	1,214
Exchange difference	—	589

As at 31 December 2003	30,906	(329)

Prior to the introduction of FRS10, cumulative goodwill resulting from acquisitions amounting to £380,000 has been eliminated directly against reserves.

20. Reconciliation of Operating Profit to Net Cash Inflow from Operating Activities

2003
£’000
Operating Profit	2,788
Depreciation	921
Loss on disposal of tangible assets	8
Net amortization of goodwill	1,062
Decrease in debtors	28
Increase in creditors	1,420
Exchange movements	(628)

Net cash inflow from operating activities	5,599

21. Analysis of Net Funds

	At 1 January 2003	Cash flow	Exchange movements	At 31 December 2003
	£’000	£’000	£’000	£’000
Cash at bank and in hand	18,992	1,789	1,042	21,823
Overdrafts	(3)	3	—	—

	18,989	1,792	1,042	21,823
Finance leases	(82)	70	3	(9)

	18,907	1,862	1,045	21,814

22. Reconciliation of Net Cash Flow to Movement in Net Funds

31 December 2003
£’000
Increase in cash at bank and in hand	1,792
Cash outflow from decrease in lease financing	70

Changes in net funds resulting from cash flows	1,862
Translation difference	1,045

Movements in net funds	2,907
Net funds at 1 January 2003	18,907

Net funds at 31 December 2003	21,814

23. Financial Commitments

2003
£’000
Payments under operating leases in the ensuing year:
Land and buildings:
Expiring in 1 year	189
In 2-5 years	951
Over 5 years	107

1,247

24. Financial Instruments

The Group’s financial instruments comprise finance lease and hire purchase creditors and cash along with various items such as trade debtors and creditors. As permitted by FRS 13 short term creditors and debtors have been excluded from disclosure, other than the currency risk disclosure.

The Group’s policy is to ensure that adequate financing is available and the Group does not trade in financial instruments and has not entered into any derivative transactions.

The main risks arising from the Group’s financial instruments are interest risk, foreign currency risk, credit risk and liquidity risk and the Board reviews the Group’s policy for managing each of these risks and they are summarised in the financial review and below.

Fair value

The fair values of the Group’s financial instruments are equal to their book values.

Liquidity risk

Liquidity risk is negligible given the strong positive cash position and ease of access to funds.

Foreign currency risk

The Group has significant overseas subsidiaries operating in a number of different currencies. The major functional currencies in our subsidiaries are Euros and US dollars.

The revenues and expenses of the overseas subsidiaries are in local currency. The Group at this stage in its development has not chosen to enter into hedge instruments for any specific transactions.

There are no material monetary assets that are not denominated in the operating (local) currency of the subsidiary involved. We seek to minimise foreign currency exposure by repatriating all surplus cash generated by subsidiaries.

Credit Risk

The Group has a significant amount of cash and manages its credit risk by ensuring that its cash is held with secure financial institutions.

Interest rate risk

The Group finances its operations through cash generated from operations and finance leases. Interest risk is limited to fixed rates of interest on finance leases and variable rates on bank overdrafts and cash in hand.

Floating rate financial assets: Cash in bank and in hand 2003
£’000
Financial assets
Sterling	15,442
Euros	2,819
Swedish Krona	185
South African Rand	876
Australian Dollar	753
US Dollar	1,121
Japanese Yen	48
Swiss Franc	127
Hong Kong Dollar	6
Danish Krone	307
Singapore Dollar	68
Indian Rupee	71

21,823

Financial assets earn interest at floating rates related to the published rates of the respective banks. Bank interest was earned at an average rate of 3 % during 2003.

Financial liabilities

The Group’s only financial liability other than short-term creditors and accruals is the hire purchase creditor, details of which are set out in note 16.

Borrowing facilities

As 31 December 2003, the Group does not have an overdraft facility.

	Weighted average interest rate	Fixed rate Financial liabilities Weighted period to maturity	Totals
	2003	2003	2003
	%	Years	£’000
Interest rate risk
Profile of financial
Liabilities
Finance Leases:
—Sterling	6.4	0.9	9
—US Dollar	14.5	—	—

			9

25. Related party transactions

As permitted by FRS 8 the exemption has been taken not to disclose transactions between Group companies. There were no other related party transactions.

26. Summary of differences between UK and US Generally Accepted Accounting Principles (“GAAP”)

The accompanying consolidated financial statements have been prepared in accordance with UK GAAP, which differs in certain significant respects from US GAAP. The significant differences that affect profit attributable to shareholders and equity shareholders’ funds of the Group are set forth below:

	Note	For the year ended 31 December 2003
		£’000
RECONCILIATION OF PROFIT ATTRIBUTABLE TO SHAREHOLDERS FROM UK GAAP TO US GAAP
Profit attributable to shareholders under UK GAAP		2,224
US GAAP Adjustments:
Software revenue recognition	A	(217)
Stock based compensation	B	(32)
Vacation pay accrual	C	(65)
Goodwill and intangibles	D	296
Deferred taxes	G	536

Net income under US GAAP		2,742

		As at 31 December 2003
		£’000
RECONCILIATION OF EQUITY SHAREHOLDERS’ FUNDS FROM UK GAAP TO US GAAP
Equity shareholders’ funds under UK GAAP		32,037
US GAAP Adjustments:
Software revenue recognition	A	(5,016)
Vacation pay accrual	C	(287)
Goodwill and intangibles	D	34
Dividends proposed	E	720
Investment in own shares	F	(1,227)
Deferred taxes	G	1,157

Shareholders’ equity under US GAAP		27,418

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

(A)	Software revenue recognition

The UK accounting standard FRS5 - Application Note G is not as specific as US GAAP in dealing with software revenue recognition, which can lead to differences between UK and US GAAP.

Under US GAAP, revenue generated from licensing software and providing services is recognized in accordance with Statement of Position (‘SOP’) 97-2, ‘Software Revenue Recognition’ and SOP 98-9, ‘Modification of SOP 97-2, Software Revenue Recognition, With respect to Certain Transactions’.

The following adjustments have been made to the profit attributable to shareholders to apply US GAAP.

1.	Certain customer contracts provide for extended payment terms which under US GAAP, require revenue to be recognized when payment is due and payable. In such cases, revenues are deferred until the payment becomes due and payable, subject to other revenue recognition criteria being met.

2.	Certain multiple element software license arrangements provide for development of additional features and functionality that, under US GAAP, require deferral of the associated arrangement of fees until such time that the features and functionality are delivered and accepted. In such cases, software license and professional service revenues are deferred until such version upgrades are delivered and accepted, subject to other revenue recognition criteria being met.

3.	Certain multiple element arrangements involve the provision of a license(s), professional services and post-contract support (‘PCS’) that, under US GAAP, require vendor specific-objective evidence (‘VSOE’) of fair value to be used to allocate the total fee to the elements of the arrangement or if VSOE of each element does not exist that all revenue from the arrangement must be deferred until the earlier of:

a.	when such evidence does exist for each element,

b.	all elements have been delivered or

c.	the evidence of fair value exists for the undelivered elements.

VSOE of fair value is based on the price generally charged when the element is sold separately or, if not yet sold separately, is established by authorized management. VSOE of fair value can be established for PCS through the renewal rates established in contractual arrangements with customers. In such cases, the entire fee from the arrangement is allocated to each of the individual elements based on each element’s fair value and revenue is recorded for the delivered elements. If the evidence of fair value for each of the undelivered elements does not exist then all revenue is deferred until all elements without VSOE are delivered.

(B)	Stock based compensation

Under UK GAAP, a charge is made to the profit and loss account for stock based compensation schemes based on the difference between the grant price and the market value of the shares at the date of grant less any contribution that the employee is required to make. UK Inland Revenue approved Save As You Earn (“SAYE”) schemes where discounts are generally given at up to 20% are not identified as compensatory.

Under US GAAP, companies have the option of accounting for stock based compensation under FAS 123 (“Accounting for Stock-Based Compensation”) or APB 25 (“Accounting for Stock Issued to Employees”). The Group has chosen to calculate such costs under APB 25. Under APB 25 the compensation expense is calculated with reference to the intrinsic value at the measurement date. For fixed plans the measurement date is the grant date. Variable plans (principally options with performance criteria) require re-measurement every period until the number of shares and exercise price are known. For both fixed and variable schemes, compensation expense is generally recognized over the period. Under US GAAP, the UK Inland Revenue SAYE schemes are compensatory.

(C)	Vacation pay accrual

Under UK GAAP, a provision for employee holiday and vacation pay entitlement is not required to be accrued.

Under US GAAP, employee benefits such as vacation are accounted for using the accrual method. The estimated cost is to be recognized in the periods in which the employees earn the benefit.

(D)	Goodwill and intangibles

Both UK and US GAAP require purchase consideration to be allocated to the net assets acquired at their fair value on the date of acquisition. However under UK GAAP, intangible assets acquired, such as brands, may be regarded as indistinguishable from goodwill and accounted for as such. Under UK GAAP, FRS 10, “Goodwill and Intangible Assets”, goodwill arising on acquisitions is capitalized and amortized over its useful life, not exceeding a period of 20 years. The Group amortizes goodwill over ten years. The net book value of goodwill under UK GAAP is approximately £6.7 million.

Under US GAAP, goodwill and intangibles are separately identified and capitalized, where appropriate. The historic net book value of goodwill under US GAAP at 31 December 2003 was approximately £4.6 million, and the net book value of definite-lived intangibles (including customer relationships and completed technology) was approximately £2.2 million. In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” goodwill and intangible assets with indefinite useful lives are no longer amortized, but instead tested for impairment annually or sooner if circumstances indicate they may no longer be recoverable. Goodwill impairment testing is a two-step process. The first step, screens for impairment, while the second step, measures the impairment, if any. In addition, SFAS No. 142 includes provisions for the reclassification of certain existing recognized intangibles as goodwill and the reassessment of the useful lives of existing recognized intangibles. Under US GAAP, the amortization of goodwill of £1,062,000 has been removed and additional amortization has been recorded for definite-lived intangibles, for customer relationships and technology, of £766,000, resulting in a net adjustment to reconcile to net income under US GAAP of £296,000.

(E)	Proposed dividends

Under UK GAAP, dividends paid and proposed are shown as an appropriation of the current years earnings. Proposed dividends are provided on the basis of recommendation by the Directors and are subject to subsequent approval by shareholders.

Under US GAAP, dividends are recorded in the period in which they are approved by the shareholders.

(F)	Investment in own shares

Under UK GAAP, shares held by the Trust are recorded at cost and reflected as a fixed asset investment in the group s balance sheet.

Under US GAAP, these shares are recorded at cost and reflected as a deduction from shareholders funds.

(G)	Deferred taxes

Deferred taxes have been provided at the applicable effective tax rate on relevant US GAAP adjustments shown in the reconciliation above.

Net income per share

The following table sets forth the computation of basic and diluted net income per ordinary share in accordance with SFAS 128 (’000 except per share data):

2003
Numerator:
Numerator for basic and diluted net income per ordinary share	£2,742
Denominator (number of shares):
Denominator for basic net income per ordinary share	14,446
Effect of Common Stock Equivalents (number of shares):
Employees share options	523
Denominator for diluted net income per ordinary share	14,969
Basic net income per ordinary share	19.0p
Diluted net income per ordinary share	18.3p

Cash Flows

The consolidated cash flow statement has been prepared under U.K. GAAP in accordance with FRS 1 (revised) and presents substantially the same information as required under SFAS 95. There are certain differences between FRS 1 (revised) and SFAS 95 with regard to classification of items within the cash flow statement.

In accordance with FRS 1 (revised), cash flows are prepared separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends paid, management of liquid resources and financing. Under SFAS 95, cash flows are classified under operating activities, investing activities and financing activities. Under FRS 1 (revised), cash is defined as cash in hand and deposits repayable on demand, less overdrafts repayable on demand. Under SFAS 95, cash and cash equivalents are defined as cash and investments with original maturities of three months or less.

A summary of the Company’s cash flows from operating, investing and financing activities classified in accordance with SFAS 95 is presented below. For the purposes of this summary, the group considers all highly liquid investments with a maturity of three months or less at the time of purchases to be cash equivalents.

2003
£’000
Net cash provided by operating activities	4,779
Net cash used for investing activities	(983)
Net cash used for investing activities	(2,007)
Effect of exchange rate changes on cash and cash equivalents	1,042

Net increase in cash and cash equivalents	2,831
Cash and cash equivalents at beginning of year	18,992

Cash and cash equivalents at end of year	21,823

Impact of new accounting standards

In January 2003, the FASB issued FIN No. 46, Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51. FIN No. 46 requires certain variable interest entities, or VIEs, to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN No. 46 is effective for all VIEs created or acquired after January 31, 2003. For VIEs created or acquired prior to February 1, 2003, the provisions of FIN No. 46 must be applied for the first interim or annual period beginning after December 15, 2003. The Group currently has no contractual relationship or other business relationship with a variable interest entity and, therefore, the Group does not expect the adoption of FIN No. 46 to result in further significant differences between UK GAAP and US GAAP.

In April 2003, the Financial Accounting Standards Board (FASB) issued SFAS 149 Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS 133. This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of this statement would not result in further significant differences between UK GAAP and US GAAP.

In May 2003, the FASB issued SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that a company classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective for the first fiscal period beginning after December 15, 2003. The adoption of this statement did not result in further significant differences between UK GAAP and US GAAP in 2003 and there is no expected impact for 2004.

In November 2002, the EITF reached a consensus on Issue No. 00-21 Accounting for Revenue Arrangements with Multiple Deliverables. The EITF concluded that revenue arrangements with multiple elements should be divided into separate units of accounting if the deliverables in the arrangement have value to the customer on a standalone basis, if there is objective and reliable evidence of the fair value of the undelivered elements, and as long as there are no rights of return or additional performance guarantees by the Company. The provisions of EITF Issue No. 00-21 are applicable to agreements entered into in fiscal periods commencing after June 15, 2003. The adoption of EITF Issue No. 00-21 was immaterial to the Group.

27. Subsequent events

On 22 April 2004, TIBCO Software Inc. (“TIBCO”), a company based in Palo Alto, California, made an offer to acquire the Company’s share capital in a recommended offer valued at approximately $239 million, comprised of approximately 60% cash and 40% stock.

Pursuant to the offer, each Staffware share is valued at approximately $15, which is comprised of $9.26 (504 pence) in cash plus 0.6902 of a TIBCO share for each Staffware share. Staffware shareholders, however, could have requested to vary the proportion of cash and stock they received at the time they tender the shares. The offer was declared wholly unconditional on 7 June 2004, at which point approximately 85% of the outstanding shares were tendered and TIBCO assumed control of Staffware. The process of delisting the Staffware shares from the London Stock Exchange was completed in July 2004. The compulsory acquisition of all minority shareholdings not already acquired by TIBCO was subsequently completed.